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                                                                      Exhibit 15


July 14, 2003



The Trustees and Participants of
United-Lafayette 401(k) Profit Sharing Plan

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the United-Lafayette 401(k) Profit Sharing Plan of United Fire & Casualty Company of our report dated May 2, 2003 relating to the March 31, 2003 unaudited condensed consolidated interim financial statements of United Fire & Casualty Company which is included in its Form 10-Q for the quarter ended March 31, 2003.


                                               /s/ Ernst & Young LLP